Exhibit 99.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made this [  ] day of [  ], by and between World Kinect Corporation, a Florida corporation (the “Company”), and [  ] (the “Indemnitee”).

Preliminary Statements

A. The Company desires to retain the services of the Indemnitee as a director and/or officer of the Company.

B. Section 607.0850 through Section 607.0859 of the Florida Business Corporation Act (the “Florida Statute”) provides a nonexclusive statutory basis for the indemnification of directors and officers of a Florida corporation and authorizes agreements between the Company and its officers and directors with respect to indemnification of such individuals.

C. The Company seeks highly competent persons to serve or to continue to serve as directors and/or executive officers and believes that such persons require adequate protection through insurance and/or adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of such corporations.

D. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified, and the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

Agreement

In order to induce the Indemnitee to serve or to continue to serve as a director and/or executive officer of the Company, the Company has determined and agreed to enter into this agreement with the Indemnitee, and the Company and the Indemnitee agree as follows:

1. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent authorized or permitted by the laws of Florida as in effect at the date hereof and, if broader, as authorized or permitted pursuant to the laws of Florida hereafter.

2. Additional Indemnification. In addition to any other indemnification to which the Indemnitee may be entitled pursuant to the Florida Statute, the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), or otherwise, and subject only to the limitations set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify the Indemnitee against any and all costs and expenses (including trial, appellate and other attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually incurred by the Indemnitee in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the Company or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by or in the right of any other person) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is otherwise involved in, by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company or serves the Company in any other capacity, or is or was serving or at any time serves at the request of the Company another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, employee or agent or in any other capacity. Notwithstanding any other provision of this Agreement, the Company shall pay and reimburse all expenses incurred by Indemnitee in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

3. Limitations on Additional Indemnification. No indemnification pursuant to Section 2 hereof shall be paid by the Company if a judgment (after exhaustion of all appeals) or other final adjudication determines that the Indemnitee’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) a violation of criminal law, unless the Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) a transaction from which the Indemnitee derived an improper personal benefit within the meaning of Section 607.0859(1)(b);

(c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Statute are applicable; or

(d) willful or intentional misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Company.

4. Disbursement/Repayment of Expenses. In addition to the prompt payment of any indemnification to which the Indemnitee may be entitled, upon the demand of the Indemnitee, the Company shall promptly (and in any event within 5 business days after written demand therefor) advance to or reimburse the Indemnitee for all expenses (including, without limitation, trial, appellate and other attorneys’ fees, court costs, judgments, fines, penalties, amounts paid in settlement and other payments) that the Indemnitee may incur in responding to, investigating, defending, settling or appealing any threatened, pending or completed claim, action, suit or proceeding. The Indemnitee agrees to reimburse the Company for all such expenses in the event, and only to the extent, that it shall be ultimately determined (by a final ruling of a court of competent jurisdiction not subject to appeal) that the Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of Section 3 of this Agreement. Such undertaking shall be an unlimited general, unsecured and interest-free obligation of the Indemnitee.

5. Indemnification Procedures.

(a) Payment/Determination of Indemnification. Upon any request from the Indemnitee for indemnification from the Company, whether pursuant to this Agreement, the Florida Statute, the Articles, the Bylaws or otherwise, the Company shall promptly pay the full amount of such requested indemnification. If the Company’s Board of Directors (the “Board”) reasonably believes that all or any portion of such indemnification pursuant to this Agreement is prohibited by Section 3 hereof or applicable law, the Company shall in any event promptly pay the amount of such indemnification, if any, that may reasonably then be paid and shall promptly make or cause to be made a determination (the “Determination”) of whether the payment of the balance is limited by Section 3 hereof or applicable law. Such Determination shall be made:

(i) If there are two or more Disinterested Directors (as defined below), by the board of directors by a majority vote of all of the Disinterested Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii) By independent special legal counsel:

1. Selected by the Board as prescribed in clause (i) above; or

2. If there are fewer than two Disinterested Directors, selected by the Board, in which selection directors who are not Disinterested Directors may participate; or

(iii) By the shareholders, but shares owned by or voted under the control of a director or officer who, at the time of the determination, is not a Disinterested Director or an officer who is a party to the proceeding may not be counted as votes in favor of the determination;

For purposes of this Agreement, the term “Disinterested Directors” means a director who, at the time of the action to be taken (a) is not a party to the proceeding, (b) is not a director as to whom a transaction is a director’s conflict of interest transaction, which transaction is challenged in the proceeding, and (c) does not have a material relationship with a director who is disqualified by virtue of being a person described in (a) and (b) above.

(b) Presumptions and Effect of Certain Proceedings. In making a Determination with respect to entitlement to indemnification hereunder, the person or persons or entity making the Determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any Determination contrary to that presumption. The termination of any claim, action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself be determinative of or create a presumption that the Indemnitee is not entitled to indemnification or reimbursement of expenses hereunder or otherwise.

(c) Reliance as Safe Harbor. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him or her by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 5(c) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein.

(d) Wholly Successful on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding described herein, or in defense of any claim, issue or matter therein, in each case, to which the Indemnitee is a party because such Indemnitee is or was a director or officer, then he or she shall be indemnified against all costs and expenses (including trial, appellate and other attorneys’ fees) actually incurred by him or her in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 5(d), the term “wholly successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him or her, (ii) the expiration of 90 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit or proceeding pursuant to which the Indemnitee pays less than $50,000.

(e) Partial Indemnification or Reimbursement. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the costs and expenses (including trial, appellate and other attorneys’ fees), judgments, fines, penalties or amounts paid in settlement by the Indemnitee in connection with the investigation, defense, settlement or appeal of any action specified herein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including trial, appellate and other attorneys’ fees), judgments, fines or amounts paid in settlement for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

(f) Costs. All costs of making any Determination required by this Section 5 shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement including trial, appellate and other attorneys’ fees and costs; and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement including trial, appellate and other attorneys’ fees and costs.

(g) Timing of the Determination. The Company shall use its best efforts to make the Determination contemplated by this Section 5 promptly, but in all events within the following time periods:

(i) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made and amounts owed shall be paid not later than 30 days after a written request for a Determination (a “Request”) is delivered to the Company by the Indemnitee;

(ii) if the Determination is to be made by the Company’s independent special legal counsel, such Determination shall be made and amounts owed shall be paid not later than 30 days after a Request is delivered to the Company by the Indemnitee; and

(iii) if the Determination is to be made by the Company’s shareholders, such Determination shall be made and amounts owed shall be paid not later than 90 days after a Request is delivered to the Company by the Indemnitee; provided, that the Company may take up to 150 days to pay Indemnitee pursuant to this subsection (iii) if the Securities and Exchange Commission decides to review and comment on the Company’s proxy statement relating to such Request.

The failure to make a Determination within the above-specified time period shall constitute a Determination that full indemnification is not limited or prohibited by Section 3 hereof.

(h) Shareholder Vote on Determination. In connection with each meeting at which a Determination by the shareholders will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee unless it determines that it must do so as a result of its fiduciary duties and applicable law based upon written determinations of fact by a committee comprised of Disinterested Directors and written advice of independent special legal counsel.

(i) Right of Indemnitee to Appeal an Adverse Determination by Board or Committee. If a Determination is made by the Board or a committee thereof or by legal counsel that all or any portion of a request for indemnification pursuant to this Agreement is prohibited by Section 3 hereof or by applicable law, such Determination shall not preclude the Indemnitee from seeking court-ordered indemnification or reimbursement pursuant to the Florida Statute, the Articles, the Bylaws, this Agreement or otherwise. Neither the failure of the Company, its Board of Directors, any committee thereof, legal counsel or the Company’s shareholders to have made the Determination or an actual Determination by any of the foregoing that indemnification of the Indemnitee is prohibited under Section 3 hereof or by applicable law shall establish or create a presumption that the Indemnitee has not met the applicable standard of conduct entitling Indemnitee to indemnification.

(j) Right of Indemnitee to Select Forum for Determination. If a Change in Control has occurred, the person asserting the right to indemnification shall be entitled to select the method of making the Determination described in Section 5, which may be made by any method authorized pursuant to applicable law. As used herein, Change in Control means the occurrence of an event which results in any of the following:

(i) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(ii) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of [ ] (the “Effective Date”), constitute the Board (the “Board” generally and, as of the Effective Date, the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date hereof whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

(k) Access by the Indemnitee to Determination. The Company shall afford the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a Shareholder Determination.

6. Contribution. (a) If the indemnification provided in Sections 1 and 2 hereof is unavailable and may not be paid to the Indemnitee for any reason other than those set forth in Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses, judgments, fines and settlements paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company or any such entity or for the benefit of any of their employees on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company and any such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise on the one hand and of the Indemnitee on the other in connection with the events that resulted in such expenses, judgments, fines or settlement amounts. The relative fault of the Company and any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company or any such entity or for the benefit of any of their employees on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

(b) The determination as to the amount of the contribution, if any, shall be made by:

(i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if an action or suit had been brought in, and final determination had been rendered by, such court);

(ii) subject to the second sentence of clause (iii) below, the Board by a majority vote of a quorum consisting of Disinterested Directors; or

(iii) independent special legal counsel of the Company, if a quorum is not obtainable for purposes of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs and selects such counsel. If a Change in Control has occurred, and such determination is not made pursuant to clause (i) above, such determination shall be made by counsel selected by the Indemnitee and reasonably acceptable to the Company; provided, such counsel shall: (1) be admitted to practice in the State of Florida; (2) consist of a firm of 100 or more attorneys; (3) be rated “a v” by Martindale-Hubbell Law Directory; and (4) not otherwise have performed services for the Company within the last five (5) years (other than in connection with such determination) or for the Indemnitee.

7. Notification and Defense of Claim. Promptly after receipt of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof but the omission to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee except to the extent the Company is actually materially prejudiced thereby and in any event will not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which the Indemnitee so notifies the Company:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, the Company may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action; in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have come to the conclusion provided for in (ii) above; and

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent. The Company shall not settle any action or claim against an Indemnitee without obtaining a full release of the Indemnitee unless it obtains the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement.

8. Liability Insurance. So long as the Indemnitee shall continue to serve as an officer or director of the Company (or shall continue at the request of the Company to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), the Company will maintain directors’ and officers’ liability insurance provided that such insurance is available on a commercially reasonable basis. In the event that the Company maintains directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights as are accorded to the most favorably insured of the Company’s officers and directors. In addition to and not in limitation of the foregoing, the Company agrees that, following a Change in Control, it will retain directors’

and officers’ liability insurance as favorable as can be reasonably obtained for a period of no less than three years so long as the cost to the Company does not exceed 200% of the greatest per annum amount spent by the Company for such insurance in the five years preceding such Change in Control. The Company agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company. Any amounts actually paid to and retained by the Indemnitee under an insurance policy shall not thereafter be made the subject of an indemnity claim hereunder.

9. Disclosure of Payments. Except as required by law or to enforce this Agreement, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed by law shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

10. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company (or is serving at the request of the Company another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) as a director, officer, employee or agent or in any other capacity, and shall continue thereafter for so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was an officer or director of the Company or serving in any other capacity referred to herein, whether or not the Indemnitee has ceased to serve in any such capacity, due to his or her resignation, removal by vote of directors or shareholders, termination, death, disability or otherwise.

11. Enforcement. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company and/or a subsidiary of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in agreeing to serve or to continue to serve in such capacity.

(b) In the event the Indemnitee is required to bring any action to enforce his or her rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s fees and expenses in bringing and pursuing such action, including attorneys’ fees (including trial, appellate and other attorneys’ fees), court costs and other related expenses.

12. Miscellaneous. (a) Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for expenses as described herein to the fullest extent permitted by law.

(b) Service at the Request of the Company. For purposes of this Agreement, the term “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger. Any director or officer of the Company serving (i) another corporation, partnership, joint venture, trust or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

(c) Nonexclusivity; Subrogation; Entire Agreement. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by the Florida Statute, the Articles, the Bylaws, a vote of the Company’s shareholders, or otherwise. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d) Effective Date. The provisions of this Agreement shall cover claims, actions, suits, and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.

(e) Severability; Reformation. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Agreement is ever held void or unenforceable by a court of competent jurisdiction, then the parties hereto hereby expressly authorize such court to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable.

(f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication is directed, or (ii) mailed by certified or registered mail, postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee: To the address set forth on the signature page hereof.

If to the Company:

World Kinect Corporation

9800 NW 41st Street, Suite 400

Miami, FL 33178

Attn: Corporate Secretary

or to such other address as may have been furnished by either party to the other.

(g) Amendments or Modifications. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties.

(h) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to any principles of conflicts of law thereof which would result in the application of the laws of another jurisdiction.

(i) Successors and Assigns. This Agreement shall be binding upon the Indemnitee and the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(j) Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

(k) Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(1) NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

WORLD KINECT CORPORATION

By :
Name:
Title:

Indemnitee Name:
Address: